For Immediate Release

FERRO DECLARES REGULAR QUARTERLY DIVIDEND

CLEVELAND, Ohio – December 12, 2007 – The Board of Directors of Ferro Corporation (NYSE: FOE) has declared a regular quarterly dividend of 14.5 cents per share of common stock. The dividend is payable on March 10, 2008 to shareholders of record on February 15, 2008.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, telecommunications, solar energy, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 6,700 employees globally and reported 2006 sales of $2 billion.

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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com